As filed with the Securities and Exchange Commission on November 13, 1998 Registration Statement No.33-

     SECURITIES    AND    EXCHANGE    COMMISSION    WASHINGTON,    D.C.    20549
                          ------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            DISCOUNT AUTO PARTS, INC.
             (Exact name of Registrant as specified in its charter)

               Florida                              59-1447420
    (State or other jurisdiction                 (I.R.S. Employer
  of incorporation or organization)            Identification Number)

                            4900 Frontage Road South
                             Lakeland, Florida 33815
                                 (941) 687-9226
                          (Address, including zip code,
                  of Registrant's principal executive offices)

                            DISCOUNT AUTO PARTS, INC.
                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                   Peter J. Fontaine, Chief Executive Officer
                            4900 Frontage Road South
                             Lakeland, Florida 33815
                                                   (941) 687-9226
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------     --------------------------------------------

    Title of Securities      Amount to be    Proposed Maximum Offering  Proposed Maximum         Amount of
      to be Registered        Registered        Price Per Share(1)      Aggregate Offering     Registration Fee
                                                                                 Price(1)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common Stock. . . . . . . .  600,000 shs.             $24.125                $ 14,475,000.00          $ 4,024.05

--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the common stock reported on the New York Stock Exchange on November 11, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Incorporation of Documents by Reference.

This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement filed on Form S-8 relating to the Amended and Restated 1995 Stock Option Plan is already effective. Pursuant to General Instruction E of this form, the contents of the Company's previous registration statement (Registration Statement No. 33-96326) are incorporated herein by reference.



Item 8. Exhibits.

Exhibit
Number  Description

5 Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association, as to the legality of the Common Stock being registered.

23.1 Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association
              (contained in Exhibit 5).

23.2          Consent of Ernst & Young LLP.

24            Powers of Attorney (contained in signature page).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on the 13th day of November, 1998.

                                     Discount Auto Parts, Inc.


                                     By:/s/ Peter J. Fontaine
                                     Peter J. Fontaine, Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Discount Auto Parts, Inc., for himself and not for one another, does hereby constitute and appoint Peter J. Fontaine, William C. Perkins and C. Michael Moore, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this registration statement, with respect to the proposed issuance, sale and delivery of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                                          Date



/s/ Peter J. Fontaine                                          November 13, 1998
    Peter J. Fontaine
    Chief Executive Officer and
    Director (Principal Executive
      Officer)



/s/ C. Michael Moore                                           November 13, 1998
    C. Michael Moore
    Secretary and Chief Financial
    Officer (Principal Accounting
       Officer)



/s/ William C. Perkins                                          November 13 1998
    William C. Perkins
    President, Chief Operating
    Officer and Director



/s/ Warren Shatzer                                             November 13, 1998
    Warren Shatzer
    Director

/s/ E.E. Wardlow                                               November 13, 1998
    E.E. Wardlow
    Director



/s/ A. Gordon Tunstall                                         November 13, 1998
    A Gordon Tunstall
    Director



/s/ David P. Walling                                           November 13, 1998
    David P. Walling
    Director

                                  EXHIBIT INDEX


Exhibit
Number        Description

5 Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis Professional Association, as to the legality of the Common Stock being registered.

23.1 Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association
              (contained in Exhibit 5).

23.2          Consent of Ernst & Young LLP.

24            Powers of Attorney (contained in signature page).

                                    Exhibit 5

                                                               November 12, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

              Re:     Discount Auto Parts, Inc.
                      Amended and Restated 1995 Stock Option Plan
                      Registration Statement on Form S-8

Ladies and Gentlemen:

        We have represented Discount Auto Parts, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8
Registration Statement") relating to the offering by the Company (the "Offering") of an additional 600,000 shares of the Company's Common Stock under the Company's Amended and Restated 1995 Stock Option Plan (the "Plan"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

        In our capacity as counsel to the Company in connection with the S-8 Registration Statement and the Offering, we have examined and are familiar with:
(1) the Company's Articles of Incorporation and Bylaws, each as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

        As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

        We express no opinion as to the law of any jurisdiction other than of the State of Florida and the federal laws of the United States of America.

        Based upon and in reliance on the foregoing, we are of the opinion that:

        1. The Company is a validly existing corporation under the laws of the State of Florida and its status is active.

        2. The Plan has been duly and legally authorized by all required corporate action.

        3. When the following events shall have occurred:

              a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

              b. the options covering shares of Common Stock shall have been granted and exercised as contemplated in the Plan;

              c. the consideration specified in the Plan and the instrument of grant covering options granted under the Plan shall have been received; and

              d. the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

        This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                   Sincerely,

                         TRENAM, KEMKER, SCHARF, BARKIN,
                             FRYE, O'NEILL & MULLIS
                            Professional Association


                           By: /s/ Gary I. Teblum
                                                      Gary I. Teblum

                                  Exhibit 23.2

                                  Exhibit 23.2



               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Discount Auto Parts, Inc. Amended and Restated 1995 Stock Option Plan, of our report dated July 6, 1998, with respect to the financial statements of Discount Auto Parts, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 2, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Tampa, Florida
November 12, 1998